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                                                                   EXHIBIT 10.48

                          LICENSE PURCHASE AGREEMENT

     THIS LICENSE PURCHASE AGREEMENT (the "Agreement") is entered into as of the __ day of July, 1997, to be effective as of the Effective Date, hereinafter defined, between Concentric Network Corporation, a Florida corporation with offices at 10590 N. Tantau Avenue, Cupertino, CA 95014 ("CNC") and Williams Communications Group, a Delaware corporation with offices at One Williams Center 17th Floor, Tulsa, Oklahoma 74172 ("WCG").

In consideration of the mutual promises contained herein, CNC and WCG (collectively the "PARTIES") agree as follows:

1.   Definitions.  For the purpose of this Agreement, the following terms and
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all terms defined elsewhere in this Agreement shall have the meanings so defined. A term defined in the singular shall include the plural and vice versa when the context so indicates.

"Affiliate" shall mean any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person involved.

"Dispute Resolution Procedures" shall mean the dispute resolution procedures set forth in Section 12 of this Agreement.

"Effective Date" shall be the Closing Date described in that certain Common Stock and Warrant Purchase Agreement between the Parties entered into concurrently with the execution of this Agreement.

"Change of Control" shall mean (i) any transaction in which CNC, or any direct or indirect parent corporation of CNC, is, directly or indirectly, acquired by, merged with or into or consolidated with, or reorganized into, another corporation or other legal entity, and as a result of such acquisition, merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of CNC, or any direct or indirect parent corporation of CNC, as the case may be, immediately after the transaction are held in the aggregate by the persons holding such securities immediately prior to the event; or (ii) any transaction in which CNC, or any direct or indirect parent corporation of CNC, sells or otherwise transfers all or substantially all of its assets to any other corporation or other person, if less than a majority of the combined voting power of the then-outstanding securities of such other person is held in the aggregate by the holders of voting stock of CNC, or any direct or indirect parent corporation of CNC, as the case may be; provided, however, that any such transactions will not include a transaction where the other party to the transaction is a CNC Affiliate prior to the transaction in question.

"Person" shall mean any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

"WCG Competitor" shall mean any of the following companies and their successors and assigns, and the Affiliates thereof: Qwest Communications Corporation, IXC Communications Inc., MCI Communications Corporation, Sprint Corporation, AT&T Corporation, WorldCom, Inc., GTE Corporation, and Ameritech Corporation.

"Intellectual Property" shall mean the copyrights, patents, trademarks or trade secrets underlying the Concentric Host, Concentric View, CityFind, Concentric Internet Access Kit and Registration Service, Web University, FrontLine, Adaptive Call Processing and Billing software programs, SMTP Server, POP3 Server, Web Server, News Server, IRC Server, Authentication Server, Registration Servers, Internet Shell Server, Billing Server, Latency Tool, replacements, updates and modifications of any of the foregoing, and other copyrights, patents,
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trademarks or trade secrets which Concentric owns or obtains the right to assign, license or to otherwise transfer to a third party

2.   Agreement for Sale and Purchase.  In the event of a Change of Control to a
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WCG Competitor, WCG shall have the right to purchase at the then current market value for a license of this type from CNC, or from the entity succeeding to CNC's rights to the Intellectual Property as a result of the Change in Control, a non-exclusive, perpetual, fully-paid-up license to use, reproduce, distribute, and create derivative works of the Intellectual Property as it exists on the date of the Change of Control at a price to be mutually determined. CNC shall notify WCG of any Change of Control within thirty (30) days thereof. In the event the parties cannot agree upon a price within ninety (90) days of the Change of Control the issue of the price of the fully-paid-up license shall be determined in accordance with the Dispute Resolution Procedures.

3.   Term.  This Agreement shall continue in effect for so long as WCG owns at
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least five percent (5%) of the outstanding common or preferred stock of CNC;
provided, however, that this Agreement shall not be caused to terminate by this section if the reduction in WCG's ownership percentage below five percent (5%) is caused by or occurs in connection with the subject Change of Control.

4.   LIMITATION ON LIABILITY.   IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
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OTHER OR TO ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR
INDIRECT DAMAGES, HOWEVER CAUSED ON ANY THEORY OF LIABILITY.

5.   Governing Law and Jurisdiction.  This Agreement shall be governed by and
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construed under the laws of the state of California, without reference to conflict of law principles.

6.   Entire Agreement.  This Agreement sets forth the entire agreement and
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understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

7.   Notices.  Any notice required or permitted by this Agreement shall be in
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writing and shall be deemed given (a) upon personal deliver, (b) on the third day following mailing sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon confirmed delivery by means of a nationally recognized overnight courier service or (d) upon confirmed transmission of facsimile, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder.

8.   Non-Assignability and Binding Effect.  Neither party shall assign its
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rights or delegate its duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, WCG may, with written notice to CNC, assign this Agreement to a direct or indirect subsidiary or other Affiliate of WCG. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

9.   Counterparts.  This Agreement may be executed in two or more counterparts,
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each of which shall be deemed an original.

10.  Headings.  The section headings contained in this Agreement are for
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reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.  Severability.  If any provision or part of a provision of this Agreement
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shall be invalid or unenforceable,

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such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement or provision but rather the entire Agreement or provision shall be construed as if not containing the particular invalid or unenforceable provision or portion thereof, and the rights and obligations of CNC and WCG shall be construed and enforced accordingly.

12.  Resolution of Disagreements Between Parties.  No party to this Agreement
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shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. If a dispute, claim or controversy arises with respect to or relates to any Section of this Agreement, then the following dispute resolution procedures shall govern the parties' conduct:

     a. The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement through negotiations between representatives who have authority to settle the controversy. Either party may give the other party written notice of any such dispute not resolved in the normal course of business. Negotiations extending ten (10) days after the disputing party's notice shall be deemed at an impasse, unless otherwise agreed by the parties. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least two (2) working days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and State Rules of Evidence.

     b. If a dispute is at an impasse (i.e., it has not been resolved within ten (10) days of the disputing party's notice), the dispute shall be settled by arbitration administered by the American Arbitration Association in a mutually convenient location, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within ten
(10) days from the date of an impasse as set forth in Subsection (a), then the CNC and WCG shall each select one arbitrator within ten (10) days and the two
(2) arbitrators shall select a third arbitrator within ten (10) days. If a party does not designate an arbitrator or if the two appointed arbitrators cannot agree on the final arbitrator within the foregoing time periods, then the American Arbitration Association shall select the arbitrator(s) upon request of either party. The arbitrator(s) shall not reach a decision which is different than either of the positions taken by the parties. In the event the arbitrator(s) decide that neither party's position reflects the correct decision according to the requirements for reaching a decision, then the arbitrator(s) shall adopt the position of the party which the arbitrator(s) believe comes the closest to representing what the arbitrator(s) believe is the correct decision as the decision of the arbitrator(s). The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. The arbitrator(s) shall be instructed by the parties to establish procedures such that a decision can be rendered by the arbitrator(s) within sixty (60) days of the date that the last arbitrator is selected.



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     c.  The obligation herein to arbitrate shall not be binding upon either party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date.

CONCENTRIC NETWORK                     WILLIAMS COMMUNICATIONS
CORPORATION                            GROUP, INC.
     ("CNC")                                      ("WCG")

   /s/ Henry R. Nothhaft                  /s/ S. Miller Williams
By:__________________________          By:_________________________________

Printed Name:________________          Printed Name:_______________________

Title:_______________________          Title:______________________________

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